Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-95035 and 333-138089 on Form S-8 of our report dated June 21, 2007, appearing in this Annual Report on Form 11-K of The Pinnacle West Capital Corporation Savings Plan for the year ended December 31, 2006.
DELOITTE & TOUCHE LLP

Phoenix, Arizona
June 21, 2007

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